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                                                                   Exhibit 99.6


                   [INSTRUCTIONS FOR VOTING BY PHONE/INTERNET]

                 DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY
                            TELEPHONE OR THE INTERNET
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                               PLEASE DETACH HERE
    You Must Detach This Portion of the Proxy Card Before Returning it in the
                                Enclosed Envelope
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                              YOUNG & RUBICAM INC.
                               285 MADISON AVENUE
                            NEW YORK, NEW YORK 10017

                                      PROXY


 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF YOUNG & RUBICAM INC. TO BE HELD ON [DATE], 2000.

The undersigned stockholder of Young & Rubicam Inc., a Delaware corporation, hereby appoints each of Stephanie W. Abramson, Michael J. Dolan and Jacques Tortoroli, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Young & Rubicam Inc. Special Meeting to be held on [date], at [meeting place], and at any adjournments or postponements thereof, and to vote as indicated herein all of the common shares, par value $.01 per share, of Young & Rubicam Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

                  (continued and to be signed on reverse side)


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            PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE: /X/

          THE YOUNG & RUBICAM INC. BOARD OF DIRECTORS RECOMMENDS A VOTE
                               "FOR" PROPOSAL 1.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 11, 2000, among WPP Group plc, Young & Rubicam Inc. and York Merger Corp., a wholly owned subsidiary of WPP, pursuant to which York Merger Corp. will be merged with and into Young & Rubicam Inc., and shares of Young & Rubicam Inc. common stock outstanding immediately prior to the merger will each be converted into .835 of an American depositary share of WPP, each of which represents five ordinary shares of WPP. Holders of Young & Rubicam Inc. common stock will have the option of receiving five WPP ordinary shares instead of each American depositary share they are otherwise entitled to receive.

Approval of the merger agreement includes approval of the merger of Young & Rubicam Inc. with and into York Merger Corp., following which Young & Rubicam Inc. will become a wholly owned subsidiary of WPP, all as more fully described in the proxy statement/prospectus.

          / / FOR                  / / AGAINST                / / ABSTAIN

2. By returning this proxy card you are conferring upon management the authority to vote upon such other business as may properly come before the Young & Rubicam special meeting or any postponements or adjournments thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE ABOVE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

Please sign exactly as your name appears herein. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, indicating, where proper, official position or representative capacity.

The undersigned hereby acknowledges receipt of the notice of the special meeting and the proxy statement/prospectus dated July __, 2000.

                                         Dated: __________________________, 2000

                                         _______________________________________
                                                       (signature)
                                         _______________________________________
                                               (signature if held jointly)
                                         _______________________________________
                                               (signature if held jointly)

                             VOTES MUST BE INDICATED
                          /X/ IN BLACK OR BLUE INK. /X/

                   PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                           PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.